Exhibit 99.1

PRESS RELEASE: Clarkston Financial Corporation Reports Q4 & 12 month Results

CLARKSTON, Mich., Feb. 14 /PRNewswire-FirstCall/ — Clarkston Financial Corporation (OTC Bulletin Board: CKSB), the holding company for Clarkston State Bank and Huron Valley State Bank, reported net losses for the fourth quarter and 12-months ended December 31, 2006 from increased loan loss provisioning and its de novo bank, Huron Valley State Bank.

For the fourth quarter of 2006, the net loss was $264,000, or $0.22 per diluted share, compared with a net loss of $414,000, or $0.33 per diluted share, for the final quarter of 2005.

For the 12 months ended December 31, 2006, the net loss was $712,000, or $0.57 per diluted share, compared with a net loss of $24,000, or $0.02 per diluted share, for 2005. The results include a Loan Loss Provision of $2,750,000, equivalent to $2.18 per diluted share, for 2006 and $1,930,000, equivalent to $ 1.55 per diluted share, for 2005.

For the year, net interest income rose 7% to $6,514,000, from $6,083,000, from loan growth and improved margins in the last half of the year. Interest expense rose 42%, year-over-year, reflecting the highly competitive nature of the deposit market and bank deposits moving into longer-term, higher-cost instruments, such as CDs, as interest rates rose in the second half. Noninterest income was generally flat for both periods, $937,000 in 2006, compared with $ 939,000 in 2005. Other Operating Expenses, such as salaries and benefits and occupancy, etc., rose 9%. The increase reflects the first full year of operating expenses for Huron Valley State Bank.

Assets, loans and deposits increased for the year. Total assets reached $220, 273,000 at yearend 2006, up 13% from $195,576,000 the year before. Loans outstanding rose 18% to $157,715,000 at the close of 2006, from $133,230,000 a year ago. Deposits stood at $180,683,000, or 12% above deposits of $161,332,000 at the end of 2005.

J. Grant Smith, President and Chief Operating Officer, said: “We offer no excuses for the poor performance we have experienced over the past year. As shareholders and management we have vigorously addressed the asset quality problem within Clarkston State Bank. We are very much committed to working through our operational issues and have acted decisively over the past year.

“We completed the final stage of our internal asset review, which included a review of every material commercial loan relationship. This review was conducted in conjunction with outside independent credit/loan review professionals. Every commercial loan relationship in excess of $250,000 was reviewed by outside professionals; and senior management reviewed virtually all commercial loans under $250,000.”

Mr. Smith noted that credit oversight has been moved from the bank level to the corporate level to both improve efficiency and assure its integrity.

He added, “As a result of completing this review, the Company experienced an increase in nonperforming loans. Nonperforming loans, as a percentage of total loans, was 2.1% at year end. However, one credit, which represented $710,405, is included in the nonperforming portfolio but we anticipate that it may be resolved favorably.

“There also have been several personnel changes in the later half of the year, including a new senior lender at Clarkston State Bank and a change in the president’s position at Huron Valley State Bank. We have been aggressive in dealing with these issues and have completed the final phase of our restructuring program.”

Edwin L. Adler, Board Chairman and CEO, added. “We have set the stage for our turnaround and a return to profitability. The board has complete confidence in our Team. The board members and I are also very grateful for the continued trust and support of customers and shareholders.”

Clarkston Financial Corporation is the holding company for Clarkston State Bank and Huron Valley State Bank. Clarkston State Bank opened in January 1999 and operates five branches and one loan center in Clarkston, Waterford, and Independence Township. Huron Valley State Bank opened in Milford, Mich., in August 2005. Clarkston Financial Corp. owns 55% of the 820,000 common shares outstanding, with Milford-area investors owning the balance.

Safe Harbor. This news release contains comments or information that constitute forward-looking statements within the context of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve significant risks and uncertainties. Actual results may differ materially from the results discussed in the forward-looking statements. Factors that may cause such a difference include: changes in interest rates and interest-rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulations; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior and their ability to repay loans; changes in the national and local economy; and other factors included in the Corporation’s filings with the Securities and Exchange Commission, available free online via EDGAR at SEC.GOV. The Corporation assumes no responsibility to update forward- looking statements.

More (financial schedules follow)

CLARKSTON FINANCIAL CORP
Historical Balance Sheet Data
000’s Omitted

	UNAUDITED
	12/31/06	09/30/06	12/31/05

Total Assets	$220,273	$218,875	$195,576

Loans HFS	120	577	314
Total Portfolio Loans, Net of
Unearn. Disc	157,715	152,194	133,544

Loan Loss Reserve	2,750	2,055	1,930
Non-accrual Loans	2,431	1,677	1,066
Renegotiated Loans	0	0	0
Loans 90 days + Still Accruing	855	718	1,413
Total Non-performing Loans	3,286	2,395	2,479
Total Securities	43,864	47,324	48,982

Premises/Furniture & Fixtures	4,730	4,764	3,911
Repossessed Assets	3	16	205

Noninterest-bearing Deposits	23,922	22,551	24,391
Interest bearing Deposits	158,119	159,746	137,699
Total Deposits	182,041	182,297	162,090
CD's>$100K	51,961	53,538	37,668

Trust Preferred	4,000	4,000	4,000
Common Equity	14,766	14,573	15,131

Common Shares Outstanding at
End of Period	1,262	1,246	1,246
Goodwill/Intangibles	0	0	0

Total borrowings	15,200	13,700	10,200

CLARKSTON FINANCIAL CORP
Historical Balance Sheet Data
000’s Omitted

	UNAUDITED
	2006	2005	2004

Total Assets	$220,273	$195,576	$163,379

Loans HFS	120	314	644
Total Portfolio Loans, Net of
Unearn. Disc	157,715	133,230	111,542

Loan Loss Reserve	2,750	1,930	1,280
Non-accrual Loans	2,431	1,066	0
Renegotiated Loans	0	0	0
Loans 90 days + Still Accruing	855	1,413	532
Total Non-performing Loans	3,286	2,479	532
Total Securities	43,864	48,982	44,384

Premises/Furniture & Fixtures	4,730	3,911	2,395
Repossessed Assets	3	205	0

Noninterest-bearing Deposits	23,922	24,391	21,006
Interest bearing Deposits	158,119	137,699	112,260
Total Deposits	182,041	162,090	133,266
CD's>$100K	51,961	37,668	27,598

Trust Preferred	4,000	4,000	4,000
Common Equity	14,766	15,131	12,201
Common Shares Outstanding at
End of Period	1,262	1,246	1,046
Goodwill/Intangibles	0	0	0

Total borrowings	15,200	10,200	12,200

CLARKSTON FINANCIAL CORP
Historical Income Stmt Data
000’s Omitted

	UNAUDITED Quarter Ended			UNAUDITED Year Ended December 31,
	12/31/06	09/30/06	12/31/05	2006	2005	2004

Total Interest
Income	$3,630	$3,485	$2,935	$13,366	$10,921	$8,166
Interest Expense	1,939	1,786	1,347	6,852	4,838	2,996
Net Interest Income	1,691	1,699	1,638	6,514	6,083	5,170

Provision for Loan
Losses	725	269	104	2,360	1,367	330

Security
Gains/(Losses)	(24)	0	(2)	(21)	1	(26)
Gain on loan sales	67	82	58	268	210	161
Service fees on loan
and deposit accounts	175	163	157	692	744	637
Other Income	5	(9)	(24)	(2)	(16)	12
Total Other Income	223	236	139	937	939	784

Salary & Benefit
Expense	834	808	728	3,272	2,947	1,908
Occupancy Expense	285	259	256	1,078	858	517
Other Expense	482	474	558	1,987	2,033	1,544
Total Other Expense 1,601	1,541	1,542	6,337	5,838	3,969

EBIT	(412)	125	132	(1,246)	(183)	1,655
Tax	(103)	86	113	(297)	(19)	378
Minority Interest	44	66	140	237	140	0
Net Income	(265)	105	159	(712)	(24)	1,277
Reported EPS
(diluted)	($ 0.21)	$0.08	$0.09	($ 0.57)	($ 0.02)	$1.20
Dividends Per Share	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

Selected Financial Ratios:
Total Risk Based
Capital	12.28%	12.03%	14.82%	12.28%	14.82%	14.50%
Return on Average
Assets	-0.48%	0.20%	0.33%	-0.34%	-0.01%	0.84%
Return on Average
Equity	-7.21%	2.94%	4.18%	-5.09%	-0.16%	9.34%
Net Interest Margin	3.29%	3.60%	3.55%	3.34%	3.51%	3.54%

Average Assets	219,364	215,048	191,921	209,652	182,796	152,235
Net charge-offs ($)	30	(226)	53	1,540	717	142
Gross charge-offs ($)	107	17	55	1,890	720	254

SOURCE Clarkston Financial Corporation

/CONTACT: Grant Smith, President and COO of Clarkston Financial Corp., +1- 248-922-6945; or Mike Marcotte of Marcotte Financial Relations, +1-248-656-3873